                                                                    EXHIBIT 21.0



                   TEAMSTAFF, INC. SUBSIDIARIES OF REGISTRANT


DSI Staff ConnXions-Northeast, Inc.

DSI Staff ConnXions-Southwest, Inc.

TeamStaff Rx, Inc.

TeamStaff Solutions, Inc.

TeamStaff I, Inc.

TeamStaff II, Inc.

TeamStaff III, Inc.

TeamStaff IV, Inc.

TeamStaff V, Inc.

TeamStaff VI, Inc.

TeamStaff VIII, Inc.

TeamStaff IX, Inc.

TeamStaff Insurance Services, Inc.

Employer Support Services, Inc.

Digital Insurance Services, Inc.

HR2, Inc.

BrightLane.com, Inc.